Exhibit 99.2
News Release
Copano Energy, L.L.C.

Contacts:	Carl A. Luna, SVP and CFO
Copano Energy, L.L.C.
713-621-9547
FOR IMMEDIATE RELEASE
Jack Lascar / jlascar@drg-l.com
Anne Pearson/ apearson@drg-l.com
DRG&L/ 713-529-6600

COPANO ENERGY TO PRESENT AT THE
 DEUTSCHE BANK 19TH ANNUAL LEVERAGED FINANCE CONFERENCE

HOUSTON, October 5, 2011 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that R. Bruce Northcutt, its President and Chief Executive Officer, will speak at the Deutsche Bank 19th Annual Leveraged Finance Conference to be held October 11-13, in Scottsdale, Arizona.

Copano Energy’s presentation will take place on Thursday, October 13 at 11:15 a.m. Mountain Time.  The presentation is not being webcast but the presentation materials will be made available on the Company’s website at www.copanoenergy.com under “Investor Relations – Event Calendar.”

Houston-based Copano Energy, L.L.C. (NASDAQ: CPNO) is a midstream natural gas company with operations in Oklahoma, Texas, Wyoming and Louisiana. Its assets include approximately 6,400 miles of active natural gas gathering and transmission pipelines, 250 miles of NGL pipelines and ten natural gas processing plants, with over one Bcf per day of combined processing capacity and 22,000 barrels per day of fractionation capacity. For more information, please visit www.copanoenergy.com.

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